ESCROW AGREEMENT

          This Escrow Agreement, dated as of October 7, 2009 (this “Escrow Agreement”), is entered into by and among Orient Paper, Inc., a Nevada corporation, with headquarters located at Nansan Gongli, Nanhuan Road, Xushui County, Baoding City, Hebei Province, The People’s Republic of China 072550 (the “Company”), the investors listed on the Schedule of Buyers in the Securities Purchase Agreement dated October 7, 2009 (the “Buyers”), Zhenyong Liu (the “Principal Shareholder”) and Sichenzia Ross Friedman Ference LLP with an address at 61 Broadway, 32nd Floor, New York, NY 10006 (the “Escrow Agent”).

          Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement (as defined below).

WITNESSETH:

          WHEREAS, the Buyers will be purchasing from the Company and the Company will be selling to the Buyers an aggregate of 8,333,332 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) for a total aggregate purchase price of approximately $5,000,000 in a private placement financing transaction (the “Financing Transaction”) pursuant to a Securities Purchase Agreement dated of the date hereof (the “Closing Date”) by and among the Company and the Buyers (the “Securities Purchase Agreement”);

          WHEREAS, the Company and the Buyers desire to deposit all proceeds received from the Buyers in the Financing Transaction (the “Escrowed Funds”) with the Escrow Agent, to be held and disbursed by the Escrow Agent pursuant to this Agreement; and

          WHEREAS, Escrow Agent is willing to hold the Escrowed Funds in escrow subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

          1. Appointment of Escrow Agent. The Company and each Buyer hereby appoint Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

          2. Delivery of the Escrowed Funds.

               a. The Company will direct each Buyer to deliver the Escrowed Funds to the Escrow Agent as follows:

Citibank
New York, NY
A/C of Sichenzia Ross Friedman Ference LLP
A/C#:	92883436
ABA#:	021000089
SWIFT Code:	CITIUS33
REMARK: [COMPANY NAME/BUYER NAME]

               b. The Escrowed Funds shall be forwarded to the Escrow Agent by wire transfer, together with the written account of subscription (the “Subscription”) in the form attached hereto as Exhibit B (the “Subscription Information”). The Escrowed Funds to be wired shall be wired to the account set forth in Section 2(a) above and the Subscription shall be faxed or emailed to the Escrow Agent in accordance with the information provided on Exhibit A.

               c. Simultaneously with each deposit, each Buyer shall provide the Escrow Agent with the Subscription Information, including the name, address and taxpayer identification number of each Buyer and of the aggregate principal amount of shares of Common Stock and attached warrants subscribed for by such Buyer.

               d. In the event a wire transfer is received by the Escrow Agent and the Escrow Agent has not received Subscription Information, the Escrow Agent shall notify the Buyer. If the Escrow Agent does not receive the Subscription Information by such Buyer prior to close of business on the fifth (5th) business day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the State of New York) after notifying the Buyer of receipt of said wire, the Escrow Agent shall return the funds to the Buyer.

          3. Escrow Agent to Hold and Disburse Escrowed Funds. The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Agreement, as follows:

               a. Prior to any disbursement of the Escrowed Funds, the Escrow Agent shall allocate a portion of the Escrowed Funds and hold such portion in a separate escrow account to pay the fees and expenses in connection with investor relations and financial communications in the aggregate amount of $300,000 (the “Public Relations Held-Back Escrowed Portion”). Additionally, the Escrow Agent shall allocate and hold $2,000,000 of the Escrowed Funds until the Company shall have identified and engaged such number of additional independent director(s) acceptable to the representative of the Buyers (“Representative”) so that its board of directors shall comprise a majority of the board of directors (the “Director Held-Back Escrowed Portion”).

                    Unless otherwise specified herein, the term “Escrowed Funds” shall include the aggregate amount of the Public Relations Held-Back Escrowed Portion and Director Held-Back Escrowed Portion.

               b. At such time that Five Million Dollars ($5,000,000) is deposited and upon receipt of joint instructions from the Company and the Representative, in substantially the forms of Exhibit C hereto, following the consummation of the Financing Transaction, the Escrow Agent shall release the Escrowed Funds, less the Public Relations Held-Back Escrowed Portion and the Director Held-Back Escrowed Portion, to the Company. Thereafter, the Escrow Agent shall disburse the Public Relations Held-Back Escrowed Portion, from time to time, and the Director Held-Back Escrowed Portion upon receiving the joint instructions from the Company and the Representative substantially the form of Exhibit C hereto. Access America Investments, LLC is hereby appointed the representative of the Buyers for purposes of this paragraph 3(b).

               c. In the event this Agreement, the Escrowed Funds, or the Escrow Agent becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, each of the Company and the Buyers authorizes the Escrow Agent, at its option, to deposit the Escrowed Funds (including the Public Relations Held-Back Escrowed Portion and the Director Held-Back Escrow Portion) with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. Each of the Company, and the Buyers further authorizes the Escrow Agent, if it receives conflicting claims to any of the Escrowed Funds, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds (including the Public Relations Held-Back Escrowed Portion and the Director Held-Back Escrowed Portion) with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

          4. Exculpation and Indemnification of Escrow Agent.

               a. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent by the Company and the Buyers relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the Company and the Buyers, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

               b. The Escrow Agent shall not be liable to the Company, any Buyers or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

               c. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, any Buyer or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

               d. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, any Buyer or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

               e. To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds (including the Public Relations Held-Back Escrowed Portion and Director Held-Back Escrowed Portion) such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4(f).

               f. The Escrow Agent will be indemnified and held harmless by the Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, or the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company, notify each of them thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which the Company may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

               g. For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

          5. Termination of Agreement and Resignation of Escrow Agent

               a. This Agreement shall terminate upon disbursement of all of the Escrowed Funds, provided that the rights of the Escrow Agent and the obligations of the Company and the Buyers under Section 4 shall survive the termination hereof. Notwithstanding the foregoing, in the event that the Escrow Agent does not receive any instructions with respect to the disbursement of any remaining Escrowed Funds by October 7, 2010, this Agreement shall terminate as of such date and all Escrowed Funds shall be returned to the Buyers pro rata in proportion to the numbers of shares of Common Stock purchased by each without interest thereon or deduction therefrom, except as permitted by paragraph 7 hereof.

               b. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Buyers at least five (5) business days written notice thereof (the “Notice Period”). As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company and Buyers within the Notice Period, turn over to a successor escrow agent appointed by the Company and Buyers all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

          6. Form of Payments by Escrow Agent

               a. Any payments of the Escrowed Funds, Public Relations Held-Back Escrowed Portion or Director Held-Back Escrow Portion by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer unless directed to be made by check by the Escrowing Parties.

               b. All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

          7. Compensation. Escrow Agent shall be entitled to the following compensation from the Company:

               a. Documentation Fee: The Company shall pay a documentation fee to the Escrow Agent of $2,000 which shall be payable upon release of the Escrowed Funds.

               b. Fees: The Company shall pay a fee of $500 to the Escrow Agent at the Closing of the Financing Transaction. In addition, the Company shall pay a processing fee of $500 to the Escrow Agent for each disbursement made subsequent to the Closing from the Public Relations Held-Back Escrowed Portion and the Director Held-Back Escrowed Portion.

               c. Interest: The Escrowed Funds, Public Relations Held-Back Escrowed Portion and Director Held-Back Escrowed Portion shall be held in separate non-interest bearing escrow accounts.

          8. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 8), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to addresses or facsimile numbers as applicable set forth on Exhibit A hereto.

          9. Further Assurances. From time to time on and after the date hereof, the Company, and each of the Buyers, if applicable, shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

          10. Consent to Service of Process. The Company and each Buyer hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

          11. Miscellaneous.

               a. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

               b. This Agreement and the rights and obligations hereunder of the Company and each Buyer may not be assigned. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Company. This Agreement shall be binding upon and inure to the benefit of the respective successors, heirs and permitted assigns of each of the Company, the Escrow Agent, the Principal Shareholder and each Buyer. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company and Buyers purchasing not less than seventy-five percent (75%) of the Common Stock. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

               c. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent. The Escrow Agent has acted as legal counsel for the Company and may continue to act as legal counsel for the Company from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company and the Buyers consent to the Escrow Agent in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and the Buyers understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

               d. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

          12. Execution of Counterparts. This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

ORIENT PAPER, INC.

By:	/s/ Zhenyong Liu

Name: Zhenyong Liu
Title: Chief Executive Officer

ESCROW AGENT:

Sichenzia Ross Friedman Ference LLP

By:	/s/ Gregory Sichenzia

Name: Gregory Sichenzia
Title: Partner

PRINCIPAL SHAREHOLDER

By:	/s/ Zhenyong Liu

Name: Zhenyong Liu

BUYER:

ACCESS AMERICA FUND, LP

By:	/s/ Christopher Efird

Name: Christopher Efird
Title: President

BUYER:

RENAISSANCE US GROWTH INVESTMENT TRUST PLC

By:	/s/ Russell Cleveland

Name: Russell Cleveland
Title: Director

BUYER:

RENN GLOBAL ENTREPRENEURS FUND, INC.

By:	/s/ Russell Cleveland

Name: Russell Cleveland
Title: President

BUYER:

PREMIER RENN ENTREPRENEURIAL FUND LIMITED

By:	/s/ Russell Cleveland

Name: Russell Cleveland
Title: Investment Advisor, President of RENN Capital Group, Inc.

BUYER:

POPE INVESTMENTS II, LLC

By:	/s/ William P. Wells

Name: William P. Wells
Title: Managing Member

BUYER:

STEVE MAZUR

By:	/s/ Steve Mazur

Name: Steve Mazur
Title:

EXHIBIT A

PARTIES TO AGREEMENT

Orient Paper, Inc.
Nansan Gongli, Nanhuan Rd, Xushui County, Baoding City
Hebei Province, The People’s Republic of China 072550
Attention: Zhenyong Liu
Tel. No. (86) 312-8605508
Fax No. (86) 312-8605530

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor,
New York, New York 10006
Attention: Benjamin A. Tan, Esq.
Tel No.: (212) 930- 9700
Fax No.: (212) 930-9725

Zhenyong Liu
c/o Orient Paper, Inc.
Nansan Gongli, Nanhuan Rd, Xushui County, Baoding City
Hebei Province, The People’s Republic of China 072550
Tel. No. (86) 312-8605508
Fax No. (86) 312-8605530

Buyers

Access America Fund, LP
1800 West Loop, Suite 485,
Houston, TX 77027
Tel: 713-600-8888 x 206
Fax: 713-599-1304

Renaissance US Growth Investment Trust Plc
8080 N. Central Expressway, Suite 210, LB-59
Dallas, TX 75206
Fax: 214-891-8291

RENN Global Entrepreneurs Fund, Inc.
8080 N. Central Expressway, Suite 210, LB-59
Dallas, TX 75206
Fax: 214-891-8291

Premier RENN Entrepreneurial Fund Limited
8080 N. Central Expressway, Suite 210, LB-59
Dallas, TX 75206
Fax: 214-891-8291

Pope Investments II, LLC
5100 Poplar Avenue Suite 805, Memphis, TN 38137
Fax: 901-763-4229

Steve Mazur
66 Glenbrook Road - 2121
Stamford, Connecticut 06902
Fax:

EXHIBIT B

SUBSCRIPTION INFORMATION

Name of Buyer	__________________________________________________

Address of Buyer	__________________________________________________

Amount of Shares and Warrants	__________________________________________________

Subscribed (US$)	__________________________________________________

Subscription Amount Submitted Herewith	__________________________________________________

Taxpayer ID Number/ Social Security Number	__________________________________________________

EXHIBIT C

DISBURSEMENT REQUEST

          Pursuant to that certain Escrow Agreement dated effective as of October 7 , 2009, among Orient Paper, Inc., Zhenyong Liu, the Buyers, and Sichenzia Ross Friedman Ference LLP, as Escrow Agent, the Escrowing Parties hereby request disbursement of funds in the amount and manner described below from account number _____________, styled ____________________________ Escrow Account.

Please disburse to:	________________________________

Amount to disburse:	________________________________

Form of distribution:	________________________________

Payee:
Name:	________________________________
Address:	________________________________
City/State:	________________________________
Zip:	________________________________

Please disburse to:	________________________________

Amount to disburse:	________________________________

Form of distribution:	________________________________

Payee:
Name:	________________________________
Address:	________________________________
City/State:	________________________________
Zip:	________________________________

Subscriptions Accepted From

Buyer	Amount

___________________________	__________________________

___________________________	__________________________

___________________________	__________________________

___________________________	__________________________

Total:	__________________________

Statement of event or condition which calls for this request for disbursement:

_______________________________________________________________

_______________________________________________________________

Orient Paper, Inc.

Date: _________________________	By:

Name:
Title:

Access America Investments, LLC

Date: _________________________	By:

Name:
Title: